EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2008, (which report expressed an unqualified opinion) accompanying the consolidated financial statements for the year ended December 31, 2007 which is  included in the Annual Report of Atrinsic, Inc. (formerly known as New Motion, Inc.) on Form 10-KSB/A for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement to be filed on Form S-8 of Atrinsic, Inc. and subsidiaries.

/s/ Windes & McClaughry Accountancy Corporation

Irvine, California
January 20, 2010